Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 24, 2003 on the financial statements of Cheshire Distributors, Inc. (now known as LMIC, Inc.) appearing in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/  WOLINETZ, LAFAZAN & COMPANY, P.C.
     ---------------------------------

Rockville Centre, New York
December 23, 2003